QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 9, 2004

Registration No. 333-49229

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHIRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2754624 (IRS Employer Identification No.)

4560 Horton St.,
Emeryville, California 94608
(Address of principal executive offices) (Zip Code)

CHIRON CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

William G. Green, Esq.
Senior Vice President and General Counsel
Chiron Corporation
4560 Horton Street, Emeryville, California 94608
(Name and address of agent for service)

(510) 655-8730
(Telephone Number, including area code, of agent for service)

        This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DE-REGISTRATION

        On April 2, 1998, Chiron Corporation (the "Registrant") registered 24,000,000 shares of its Common Stock for issuance under the Chiron Corporation 1997 Employee Stock Purchase Plan (the "Purchase Plan") on a Form S-8 Registration Statement (Registration No. 333-49229) filed with the Securities and Exchange Commission (the "Commission").

        The Purchase Plan has been incorporated into the Chiron Corporation 2004 Stock Compensation Plan. No further shares will be issued under the Purchase Plan. Accordingly, not all of the registered shares will in fact be issued under the Purchase Plan and the Registrant is hereby de-registering 6,414,872 of the shares previously-registered for issuance thereunder. Such de-registration shall be effective immediately upon the filing of this Post-Effective Amendment No. 1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on the 9th day of August, 2004.

CHIRON CORPORATION
By:	/s/ HOWARD H. PIEN Howard H. Pien President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ HOWARD H. PIEN Howard H. Pien	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 9, 2004
/s/ DAVID V. SMITH David V. Smith	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2004
/s/ RAYMUND BREU Raymund Breu	Director	August 9, 2004
/s/ VAUGHN D. BRYSON Vaughn D. Bryson	Director	August 9, 2004
/s/ LEWIS W. COLEMAN Lewis W. Coleman	Director	August 9, 2004
/s/ PIERRE E. DOUAZE Pierre E. Douaze	Director	August 9, 2004
/s/ J. RICHARD FREDERICKS J. Richard Fredericks	Director	August 9, 2004
/s/ PAUL L. HERRLING Paul L. Herrling	Director	August 9, 2004
/s/ DENISE M. O'LEARY Denise M. O'Leary	Director	August 9, 2004

/s/ EDWARD E. PENHOET Edward E. Penhoet	Director	August 9, 2004
/s/ PIETER J. STRIJKERT Pieter J. Strijkert	Director	August 9, 2004

QuickLinks

SIGNATURES